UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Form 8-K of Unwired Planet, Inc. (the “Company”), originally filed on January 10, 2013 (the “Form 8-K”), is being filed to file a redacted copy of the Master Sale Agreement, by and among, inter alia, the Company and Telefonaktiebolaget L M Ericsson (publ) (“Ericsson”), dated January 10, 2013 (the “MSA”) as Exhibit 10.2 to the Form 8-K. Confidential treatment has been requested for certain portions of the MSA. Omitted portions have been filed separately with the U.S. Securities and Exchange Commission (the “SEC”). Except as provided below, the original Form 8-K and exhibits are otherwise unaltered by this amendment.

The MSA is incorporated by reference into Item 1.01 of the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.2	Master Sale Agreement, by and among Telefonaktiebolaget L M Ericsson (publ), Cluster LLC, the Company, Unwired Planet IP Holdings, Inc., Unwired Planet IP Manager, LLC and Unwired Planet, LLC, dated as of January 10, 2013.*

*	Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

Dated: January 14, 2013	By:	/s/ Michael Mulica
	Name:	Michael Mulica
	Title:	Chief Executive Officer